Exhibit 99.1

Endurance International Group Reports 2018 Third Quarter Results

•	GAAP revenue of $283.8 million

•	Net loss of $6.3 million

•	Adjusted EBITDA of $87.5 million

•	Cash flow from operations of $51.3 million

•	Free cash flow of $40.7 million

•	Total subscribers on platform were approximately 4.852 million at September 30, 2018

BURLINGTON, MA (October 25, 2018) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its third quarter ended September 30, 2018.

“We are pleased with our third quarter results and the operational progress we have made year to date,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “Our investment plans for 2018 were designed to simplify the business and deliver increased value to our customers. We believe we are positioned to transition back to revenue growth in 2019 as we deliver expanded solution value to customers of our key strategic brands.”

Third Quarter 2018 Financial Highlights

•	Revenue for the third quarter of 2018 was $283.8 million, a decrease of 3.9 percent compared to $295.2 million for the third quarter of 2017.

•	Net loss for the third quarter of 2018 was $6.3 million compared to net loss of $40.3 million for the third quarter of 2017.

•

Net loss attributable to Endurance International Group Holdings, Inc. for the third quarter of 2018 was $6.3 million, or $(0.04) per diluted share, compared to net loss of $40.3 million, or $(0.29) per diluted share, for the third quarter of 2017.

•	Adjusted EBITDA for the third quarter of 2018 was $87.5 million, a decrease of 6.7 percent compared to $93.8 million for the third quarter of 2017.

•	Cash flow from operations for the third quarter of 2018 was $51.3 million, an increase of 10.5 percent compared to $46.4 million for the third quarter of 2017.

•

Free cash flow, defined as cash flow from operations less capital expenditures and capital lease obligations, for the third quarter of 2018 was $40.7 million, an increase of 27.6 percent compared to $31.9 million for the third quarter of 2017.

Third Quarter Operating Highlights

•

Total subscribers on platform at September 30, 2018 were approximately 4.852 million, compared to approximately 5.122 million subscribers at September 30, 2017 and approximately 4.918 million subscribers at June 30, 2018. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the third quarter of 2018 was $19.36, compared to $19.03 for the third quarter of 2017 and $19.32 for the second quarter of 2018. See “Average Revenue Per Subscriber” below.

Fiscal 2018 Guidance

The Company is updating its guidance for the full year ending December 31, 2018. As of the date of this release, October 25, 2018, the Company expects:

	2017 Actual as Reported	Prior Guidance	Revised Guidance (as of October 25, 2018)
GAAP revenue	$1.177 billion	$1.140 to $1.160 billion	$1.140 to $1.150 billion
Adjusted EBITDA	$351 million	$310 to $330 million	$330 to $335 million
Free cash flow	$151 million	~$120 million	~$120 million

As previously disclosed, the Company’s free cash flow guidance does not reflect the impact of the payment made in the second quarter of 2018 pursuant to its settlement with the U.S. Securities & Exchange Commission, or anticipated payments pursuant to the securities class action lawsuit settlements described in the Company’s Form 8-K filed on May 18, 2018. The class action lawsuit settlements remain subject to court approval, and will impact the Company’s actual free cash flow for 2018 if approved by the court and paid this year.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

First and Second Quarter 2018 Income Tax Expense Revision

The Company has revised its deferred income tax provision for the first and second quarter of 2018 to reflect a revision that favorably impacted net income (loss) for these periods. This revision does not impact the previously reported figures for Adjusted EBITDA, Cash Flow from Operations or Free Cash Flow. During fiscal year 2017, the Company began a process to reorganize, and in some instances, eliminate legal entities associated with certain products introduced in 2015 and 2016. This reorganization is expected to provide tax benefits, as the Company can deduct losses on the investments in these entities in its U.S. income tax filings. After further review of these losses, the Company has determined that a significant portion of these losses should have been reflected in its 2017 income tax provision calculations. This change in position does not impact the actual income tax provision recorded in 2017; however, due to the changes enacted in the 2017 Tax Cuts and Jobs Act, the manner in which net operating loss carryforwards are handled does impact the Company’s 2018 provision for non-cash deferred income taxes. The details of the first and second quarter revision are shown in the tables at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s third quarter 2018 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, October 25, 2018. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, SEC investigations reserve (with respect to fiscal year and third quarter 2017), and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the third quarter of 2018, these adjustments had a negligible impact on our total subscriber count.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2018, our belief that we are positioned to transition back to revenue growth in 2019, our investment and operational plans, including our ability to execute these plans and expectations that these plans will simplify our business and deliver increased customer value, our expectation that our reorganization or elimination of certain of our legal entities will provide us with tax benefits, and our expectations of future growth and financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance may differ from expectations; the possibility that we may not be able to executive our investment or operational plans or that these plans will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; data breaches; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2018 filed with the SEC on August 2, 2018 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,700 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2017	September 30, 2018
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,493	$89,674
Restricted cash	2,625	1,832
Accounts receivable	15,945	14,105
Prepaid domain name registry fees	53,805	57,114
Prepaid commissions	—	41,744
Prepaid expenses and other current assets	29,327	27,101

Total current assets	168,195	231,570
Property and equipment—net	95,452	79,315
Goodwill	1,850,582	1,849,264
Other intangible assets—net	455,440	377,670
Deferred financing costs	3,189	2,879
Investments	15,267	15,266
Prepaid domain name registry fees, net of current portion	10,806	11,337
Prepaid commissions, net of current portion	—	42,081
Other assets	2,155	9,021

Total assets	$2,601,086	$2,618,403

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$11,058	$10,812
Accrued expenses	79,991	70,204
Accrued interest	24,457	15,109
Deferred revenue	361,940	380,564
Current portion of notes payable	33,945	31,606
Current portion of capital lease obligations	7,630	7,595
Deferred consideration—short term	4,365	2,386
Other current liabilities	4,031	3,753

Total current liabilities	527,417	522,029
Long-term deferred revenue	90,972	96,419
Notes payable—long term, net of original issue discounts of $25,811 and $22,445 and deferred financing costs of $37,736 and $33,515, respectively	1,858,300	1,792,436
Capital lease obligations—long term	7,719	2,067
Deferred tax liability	19,696	36,498
Deferred consideration—long term	3,551	1,342
Other liabilities	10,426	11,014

Total liabilities	2,518,081	2,461,805

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 140,190,695 and 143,306,748 shares issued at December 31, 2017 and September 30, 2018, respectively; 140,190,695 and 143,306,411 outstanding at December 31, 2017 and September 30, 2018, respectively	14	14
Additional paid-in capital	931,033	953,971
Accumulated other comprehensive loss	(541)	(1,033)
Accumulated deficit	(847,501)	(796,354)

Total stockholders’ equity	83,005	156,598

Total liabilities and stockholders’ equity	$2,601,086	$2,618,403

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue	$295,222	$283,770	$882,617	$862,896
Cost of revenue	158,865	128,945	454,197	393,597

Gross profit	136,357	154,825	428,420	469,299

Operating expense:
Sales and marketing	66,276	63,831	211,154	197,733
Engineering and development	19,882	22,683	60,393	64,559
General and administrative	51,269	25,693	130,929	95,212
Transaction expenses	—	—	773	—

Total operating expense	137,427	112,207	403,249	357,504

(Loss) income from operations	(1,070)	42,618	25,171	111,795

Other income (expense):
Other income (expense), net	(600)	—	(600)	—
Interest income	203	289	506	720
Interest expense	(35,848)	(37,527)	(121,022)	(111,923)

Total other expense—net	(36,245)	(37,238)	(121,116)	(111,203)

(Loss) income before income taxes and equity earnings of unconsolidated entities	(37,315)	5,380	(95,945)	592
Income tax expense	2,982	11,715	11,384	8,826

Loss before equity earnings of unconsolidated entities	(40,297)	(6,335)	(107,329)	(8,234)
Equity (income) loss of unconsolidated entities, net of tax	(33)	—	(72)	2

Net loss	$(40,264)	$(6,335)	$(107,257)	$(8,236)

Net loss attributable to non-controlling interest	—	—	277	—
Excess accretion of non-controlling interest	—	—	7,247	—

Total net loss attributable to non-controlling interest	—	—	7,524	—

Net loss attributable to Endurance International Group Holdings, Inc.	$(40,264)	$(6,335)	$(114,781)	$(8,236)

Comprehensive income (loss):
Foreign currency translation adjustments	1,070	(644)	2,984	(2,489)
Unrealized gain (loss) on cash flow hedge, net of taxes of $48 and $256, and $(182) and $626 for the three and nine months ended September 30, 2017 and 2018, respectively	83	812	(309)	1,996

Total comprehensive loss	$(39,111)	$(6,167)	$(112,106)	$(8,729)

Basic net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.29)	$(0.04)	$(0.84)	$(0.06)

Diluted net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.29)	$(0.04)	$(0.84)	$(0.06)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.:
Basic	137,793,609	143,107,122	136,688,115	141,946,574

Diluted	137,793,609	143,107,122	136,688,115	141,946,574

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cash flows from operating activities:
Net loss	$(40,264)	$(6,335)	$(107,257)	$(8,236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	13,571	11,889	40,733	36,753
Amortization of other intangible assets	35,347	26,177	104,554	77,890
Impairment of long lived assets	13,848	—	13,848	—
Impairment of investments	600	—	600	—
Amortization of deferred financing costs	1,873	1,722	5,403	4,708
Amortization of net present value of deferred consideration	127	60	504	311
Dividend from minority interest	50	—	100	—
Amortization of original issue discounts	1,059	1,083	2,791	3,209
Stock-based compensation	19,580	7,550	48,749	21,932
Deferred tax expense (benefit)	2,096	13,323	6,442	8,839
Loss (gain) on sale of assets	(189)	(70)	(317)	191
(Gain) loss of unconsolidated entities	(33)	—	(72)	2
Financing costs expensed	—	—	5,487	1,228
Loss on early extinguishment of debt	—	—	992	331
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,231)	(2,053)	(872)	1,687
Prepaid expenses and other current assets	833	5,527	(510)	(3,033)
Accounts payable and accrued expenses	1,695	(2,841)	(7,309)	(15,721)
Deferred revenue	(1,518)	(4,691)	15,000	3,502

Net cash provided by operating activities	46,444	51,341	128,866	133,593

Cash flows from investing activities:
Purchases of property and equipment	(12,800)	(8,962)	(32,095)	(22,343)
Proceeds from sale of assets	5	6	292	6
Purchases of intangible assets	(286)	—	(1,966)	—

Net cash used in investing activities	(13,081)	(8,956)	(33,769)	(22,337)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	—	—	1,693,007	1,580,305
Repayments of term loans	(18,486)	(25,401)	(1,733,147)	(1,656,094)
Payment of financing costs	(244)	(285)	(6,304)	(1,580)
Payment of deferred consideration	—	(304)	(5,408)	(4,500)
Payment of redeemable non-controlling interest	(25,000)	—	(25,000)	—
Principal payments on capital lease obligations	(1,771)	(1,700)	(5,679)	(5,609)
Proceeds from exercise of stock options	416	300	1,548	756

Net cash used in financing activities	(45,085)	(27,390)	(80,983)	(86,722)

Net effect of exchange rate on cash and cash equivalents and restricted cash	80	(658)	2,156	(2,146)

Net increase (decrease) in cash and cash equivalents and restricted cash	(11,642)	14,337	16,270	22,388
Cash and cash equivalents and restricted cash:
Beginning of period	84,810	77,169	56,898	69,118

End of period	$73,168	$91,506	$73,168	$91,506

Supplemental cash flow information:
Interest paid	$38,154	$37,678	$118,276	$110,139
Income taxes paid	$1,499	$1,603	$3,958	$3,725

GAAP to Non-GAAP Reconciliation—Adjusted EBITDA

The following table presents a reconciliation of net loss calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Net loss	$(40,264)	$(6,335)	$(107,257)	$(8,236)
Interest expense, net(1)	35,645	37,238	120,516	111,203
Income tax expense (benefit)	2,982	11,715	11,384	8,826
Depreciation	13,571	11,889	40,733	36,753
Amortization of other intangible assets	35,347	26,177	104,554	77,890
Stock-based compensation	19,580	7,550	48,749	21,932
Restructuring expenses	4,489	197	14,584	3,021
Transaction expenses and charges	—	—	773	—
(Income) loss of unconsolidated entities	(33)	—	(72)	2
Impairment of other long-lived assets	14,448	—	14,448	—
SEC investigations reserve	8,000	—	8,000	—
Shareholder litigation reserve	—	(935)	—	7,325

Adjusted EBITDA	$93,765	$87,496	$256,412	$258,716

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cash flow from operations	$46,444	$51,341	$128,866	$133,593
Less:
Capital expenditures and capital lease obligations(1)	(14,571)	(10,662)	(37,774)	(27,952)

Free cash flow	$31,873	$40,679	$91,092	$105,641

(1)

Capital expenditures during the three and nine months ended September 30, 2017 and 2018 includes $1.8 million and $1.7 million, and $5.7 million and $5.6 million, respectively, of principal payments under a three year capital lease for software. The remaining balance on the capital lease is $9.7 million as of September 30, 2018.

Average Revenue Per Subscriber—Calculation and Segment Detail

We present our financial results in the following three segments.

•	Web presence. The web presence segment consists primarily of our web hosting brands and related products such as website security, website design tools and services, and e-commerce products.

•	Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront product.

•

Domain. The domain segment consists of domain-focused brands and certain web hosting brands that are aligned with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Consolidated revenue	$295,222	$283,770	$882,617	$862,896
Consolidated total subscribers	5,122	4,852	5,122	4,852
Consolidated average subscribers for the period	5,170	4,885	5,247	4,951
Consolidated ARPS	$19.03	$19.36	$18.69	$19.36
Web presence revenue	$159,530	$149,871	$483,661	$457,603
Web presence subscribers	3,957	3,682	3,957	3,682
Web presence average subscribers for the period	3,999	3,709	4,079	3,765
Web presence ARPS	$13.30	$13.47	$13.18	$13.50
Email marketing revenue	$101,526	$102,111	$298,401	$306,712
Email marketing subscribers(1)	523	499	523	499
Email marketing average subscribers for the period	527	502	533	509
Email marketing ARPS	$64.26	$67.88	$62.16	$66.97
Domain revenue	$34,166	$31,788	$100,555	$98,581
Domain subscribers	642	671	642	671
Domain average subscribers for the period	644	674	635	677
Domain ARPS	$17.68	$15.71	$17.59	$16.18

(1)

Total email marketing subscriber count as of September 30, 2018 was impacted by a loss of approximately 10,500 subscribers, which resulted from changes made to Constant Contact’s account cancellation policy. These changes took place in the three months ended June 30, 2018, as previously disclosed.

The following table presents revenue, gross profit, and a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30, 2017
	Web presence	Email marketing	Domain	Total
	Revised(2)
Revenue	$159,530	$101,526	$34,166	$295,222
Gross profit	$77,032	$65,286	$(5,961)	$136,357
Net (loss) income	$(20,403)	$2,202	$(22,063)	$(40,264)
Interest expense, net(1)	14,686	20,514	445	35,645
Income tax expense (benefit)	798	1,323	861	2,982
Depreciation	9,399	3,233	939	13,571
Amortization of other intangible assets	14,884	18,770	1,693	35,347
Stock-based compensation	15,510	1,668	2,402	19,580
Restructuring expenses	3,468	682	339	4,489
Transaction expenses and charges	—	—	—	—
(Gain) loss of unconsolidated entities	(33)	—	—	(33)
Impairment of other long-lived assets	600	—	13,848	14,448
SEC investigations reserve	4,323	2,751	926	8,000
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$43,232	$51,143	$(610)	$93,765

	Three Months Ended September 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$149,871	$102,111	$31,788	$283,770
Gross profit	$75,074	$71,356	$8,395	$154,825
Net (loss) income	$(7,565)	$6,596	$(5,366)	$(6,335)
Interest expense, net(1)	18,132	17,128	1,978	37,238
Income tax expense (benefit)	6,136	4,179	1,400	11,715
Depreciation	8,401	2,538	950	11,889
Amortization of other intangible assets	11,941	13,384	852	26,177
Stock-based compensation	1,569	4,472	1,509	7,550
Restructuring expenses	54	141	2	197
Transaction expenses and charges	—	—	—	—
(Gain) loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	(768)	—	(167)	(935)

Adjusted EBITDA	$37,900	$48,438	$1,158	$87,496

	Nine Months Ended September 30, 2017
	Web presence	Email marketing	Domain	Total
	Revised(2)
Revenue	$483,661	$298,401	$100,555	$882,617
Gross profit	$229,186	$188,181	$11,053	$428,420
Net loss	$(67,226)	$(8,026)	$(32,005)	$(107,257)
Interest expense, net(1)	50,877	68,212	1,427	120,516
Income tax expense (benefit)	12,645	(4,821)	3,560	11,384
Depreciation	27,401	10,632	2,700	40,733
Amortization of other intangible assets	44,431	55,697	4,426	104,554
Stock-based compensation	38,023	5,392	5,334	48,749
Restructuring expenses	8,944	4,743	897	14,584
Transaction expenses and charges	—	773	—	773
(Gain) loss of unconsolidated entities	(72)	—	—	(72)
Impairment of other long-lived assets	600	—	13,848	14,448
SEC investigations reserve	4,323	2,751	926	8,000
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$119,946	$135,353	$1,113	$256,412

	Nine Months Ended September 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$457,603	$306,712	$98,581	$862,896
Gross profit	$225,149	$214,909	$29,241	$469,299
Net (loss) income	$(20,549)	$22,350	$(10,037)	$(8,236)
Interest expense, net(1)	53,503	50,866	6,834	111,203
Income tax expense (benefit)	960	8,009	(143)	8,826
Depreciation	24,769	9,090	2,894	36,753
Amortization of other intangible assets	35,812	39,716	2,362	77,890
Stock-based compensation	12,066	7,168	2,698	21,932
Restructuring expenses	1,654	723	644	3,021
Transaction expenses and charges	—	—	—	—
Loss of unconsolidated entities	2	—	—	2
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	4,780	1,500	1,045	7,325

Adjusted EBITDA	$112,997	$139,422	$6,297	$258,716

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.
(2)

As disclosed in the first quarter of 2018, we revised the allocation of our 2017 adjusted EBITDA between our web presence and domain segment to correct a misallocation of domain registration costs in our previously reported segment figures. This correction resulted in the reallocation of adjusted EBITDA from the domain segment to the web presence segment of $1.9 million and $4.9 million for the three and nine months ending September 30, 2017, respectively. Consolidated adjusted EBITDA figures for these periods were not affected by this correction.

The following table represents the impact of the income statement revision to the first and second quarters of 2018 due to the revised deferred income tax provision (in thousands, except per share data):

	Three Months Ended March 31, 2018			Three Months Ended June 30, 2018
	Originally Filed	Adjustment	Revised	Originally Filed	Adjustment	Revised
Loss before income taxes and equity earnings of unconsolidated subsidiaries	$(4,444)	$—	$(4,444)	$(344)	$—	$(344)
Income tax expense (benefit)	2,617	(4,560)	(1,943)	1,650	(2,596)	(946)

Loss before equity earnings of unconsolidated subsidiaries	(7,061)	$4,560	$(2,501)	(1,994)	$2,596	$602
Equity (income) loss of unconsolidated subsidiaries	27	—	27	$(25)		(25)

Net income (loss)	$(7,088)	$4,560	$(2,528)	$(1,969)	$2,596	$627

Comprehensive income (loss)
Foreign currency translation	580	—	580	(2,425)	—	(2,425)
Unrealized (gain) loss on cash flow hedge, net of tax	1,041	—	1,041	144	—	144

Total comprehensive loss	$(5,467)	$4,560	$(907)	$(4,250)	$2,596	$(1,654)

Basic net income (loss) per share	$(0.05)	$0.03	$(0.02)	$(0.01)	$0.01	$0.00

Diluted net income (loss) per share	$(0.05)	$0.03	$(0.02)	$(0.01)	$0.01	$0.00

Weighted-average common shares used in computing net income (loss) per share
Basic	140,361,982	—	140,361,982	142,340,561	—	142,340,561
Diluted	140,361,982	—	140,361,982	142,340,561	2,361,441	144,702,002

The following table represents the impact of the revised deferred income tax provision on the impacted balance sheet accounts as of the dates shown (in thousands):

	March 31, 2018			June 30, 2018
	Originally Filed	Adjustment	Revised	Originally Filed	Adjustment	Revised
Deferred tax liability	27,679	(4,560)	23,119	29,897	(7,156)	22,741
Total liabilities	2,533,619	(4,560)	2,529,059	2,490,106	(7,156)	2,482,950
Accumulated deficit	(795,206)	4,560	(790,646)	(797,175)	7,156	(790,019)
Total stockholders’ equity	144,189	4,560	148,749	147,759	7,156	154,915
Total liabilities and stockholders’ equity	2,677,808	—	2,677,808	2,637,865	—	2,637,865

The following table represents the impact of the revised deferred income tax provision on the impacted lines of the statement of cash flows for the periods shown (in thousands):

	Three Months Ended March 31, 2018			Three Months Ended June 30, 2018
	Originally Filed	Adjustment	Revised	Originally Filed	Adjustment	Revised
Net income (loss)	(7,088)	4,560	(2,528)	(9,057)	7,156	(1,901)
Deferred tax expense	492	(4,560)	(4,068)	2,672	(7,156)	(4,484)
Net cash provided by operating activities	52,360	—	52,360	82,252	—	82,252

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of October 25, 2018)—Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2018 estimated net loss calculated in accordance with GAAP to fiscal year 2018 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated net loss	$(8)	$(3)
Estimated interest expense (net)	150	150
Estimated income tax expense (benefit)	(6)	(6)
Estimated depreciation	50	50
Estimated amortization of acquired intangible assets	104	104
Estimated stock-based compensation	30	30
Estimated restructuring expenses	3	3
Estimated transaction expenses and charges	—	—
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	—	—
Estimated shareholder litigation reserve	7.3	7.3

Adjusted EBITDA guidance	$330	$335

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of October 25, 2018) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2018 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2018 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated cash flow from operations	$178
Estimated capital expenditures and capital lease obligations	(58)

Free cash flow guidance	$120